Date and Time: November 25, 2005 11:30 AM Pacific Time

Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.bc.ca	Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3	Location: 2nd Floor – 940 Blanshard Street Victoria BC 250 356-8626

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	November 25, 2005 11:30 AM Pacific Time
Alteration Date and Time:	Notice of Articles Altered on November 25, 2005 11:30 AM Pacific Time

NOTICE OF ALTERATION
Incorporation Number:	Name of Company:
BC0598198	TRYX VENTURES CORP.
Name Reservation Number:	Name Reserved:
NR9131107	MGN TECHNOLOGIES, INC.

ALTERATION EFFECTIVE DATE:
The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY
From:	To:
TRYX VENTURES CORP.	MGN TECHNOLOGIES, INC.

PRE-EXISTING COMPANY PROVISIONS
The company has resolved that the Pre-existing Company Provisions no longer apply to this company.

BC0598198 Page: 1 of 2

ADD A RESOLUTION DATE:
Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares: New Resolution Date: November 23, 2005

AUTHORIZED SHARE STRUCTURE
1. No Maximum	common Shares	Without Par Value Without Special Rights or Restrictions attached

2. No Maximum	Class A Preference Shares	Without Par Value With Special Rights or Restrictions attached

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